UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 30, 2024

Assure Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-40785	82-2726719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7887 East Belleview Avenue, Suite 1100 Denver, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 720-287-3093

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IONM	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Memorandum of Understanding – Settlement of Debenture and Security Documents

On August 30, 2024, Assure Holdings Corp. (the “Company” or “Assure”) entered into a binding amended and restated memorandum of understanding (the “Amended and Restated MOU”) with Centurion Financial Trust, an investment trust formed by Centurion Asset Management Inc. (“Centurion”) pursuant to which the Company and Centurion agreed to amend certain of the terms of that certain binding memorandum of understanding dated July 18, 2024 by and between the Company and Centurion (the “Original MOU”). The Amended and Restated MOU sets forth the terms for the settlement of the Company’s obligations under that certain debenture issued on June 9, 2021 (the “Debenture”) to Centurion, acting on behalf of the lenders thereunder, from time to time (the “Lender”), with a maturity date of June 9, 2025 (the “Maturity Date”), in the principal amount of $11 million related to a credit facility comprised of a $6 million senior term loan (the “Senior Term Loan”), a $2 million senior revolving loan (the “Senior Revolving Loan”) and a $3 million senior term acquisition line (the “Senior Term Acquisition Line” and together with the Senior Term Loan and the Senior Revolving Loan, the “Credit Facility”). The Debenture and the Credit Facility issued pursuant to the terms of a commitment letter dated March 8, 2021 (the “Commitment Letter”).

The Debenture is secured by Centurion’s security interests under that certain General Security Agreement dated June 9, 2021 (the “Security Agreement”) with Centurion, pursuant to which, among other things, the Company and the subsidiaries named therein granted Centurion, in its capacity as agent and nominee to the Lender, a first priority security interest (the “Security Interest”) on all of the assets of the Company and the subsidiaries, respectively, defined as “Collateral” under the Security Agreement (the “Collateral”) and to all “Intellectual Property” (as defined in the Security Agreement, the “Intellectual Property”) of the Company and the subsidiaries. As a further security for the repayment of the Company’s obligations, the subsidiaries of the Company entered into a Guarantee and Indemnity Agreement dated June 9, 2021 (the “Guarantee”, together with the Security Agreement, the “Security Documents”) with Centurion, as lender and as agent and nominee for certain lenders pursuant to the Debenture, pursuant to which the Subsidiaries irrevocably and unconditionally guaranteed to Centurion, as a continuing obligation, the full and punctual payment and performance of the Obligations when due, whether at stated maturity, by acceleration, declaration, demand, or otherwise

Under the Amended and Restated MOU, the Company and Centurion agreed to settle the Company’s obligations under the Debenture in accordance with (i) the assignment of certain assets of the Company to Centurion, as set forth below (the “Assigned Assets”), (ii) the completion of a share payment of 9,135,924 shares of common stock (the “Share Payment Shares”), at a price of $0.70 per share for the reduction of the Obligations under the Debenture, and (iii) the Company obtaining settlement of all outstanding claims and obligations of the Company set forth on Exhibit 1 to the Amended and Restated MOU by October 10, 2024.

The Company has also agreed to pay to Centurion a cash payment as follows: If between the date of the Amended and Restated MOU and December 10, 2024, the Company closes a public or private offering of the Company’s equity securities for cash, the Company will pay to Centurion fifty percent of the net proceeds in cash and reduce the Share Payment Shares by the equal dollar amount (the “Cash Payment”).

The Assigned Assets under the MOU are as follows:

(a)	At closing, the Company will assign to Centurion 75% of the Company’s portion of federal and state settlements and IDR Awards under the “No Suprises Act” (the “IDR Accounts Receivable”). Centurion will be entitled to cash receipts from the assigned IDR Accounts Receivable in the amount of 75% of the amount to which the Company is entitled of the collected amount of all amounts as collected and the Company will retain rights to cash receipts from the assigned IDR Accounts Receivable as to 25% of the amount to which the Company is entitled of the collected amount.

(b)	The Company’s Employee Retention Tax Credit refund from the Internal Revenue Service from the tax years 2020 through 2021.

The Company has agreed to issue the Share Payment Shares (as disclosed above) on or before September 10, 2024. The closing on the other settlement terms set forth above (the “Settlement Terms”) is to occur on or before October 10, 2024 (the “Closing Date”).

Under the Amended and Restated MOU, Centurion has agreed that closing on the Settlement Terms on or before the Closing Date constitutes complete satisfaction of the obligations under the Debenture and that at the closing, the obligations shall be deemed to have been paid in full and indefeasibly discharged by the assignment and stock issuance with no further obligations existing under the Debenture and the Debenture shall be extinguished and canceled in its entirety and Centurion will then release and forever discharge the Company and the subsidiaries of the Company, of and from any and all past, present or future claims, demands, obligations, actions, causes of action, rights, damages, costs, loss of services, expenses and compensation which Centurion now has, or which may hereafter accrue or otherwise be acquired, on account of, or in any way growing out of the Debenture, the Security Agreement and the Guarantee (the “Settlement”).

Upon the closing under the Amended and Restated MOU, Centurion will issue to the Company a release and cancellation of the Debenture, the Security Documents and Centurion’s Security Interests and guarantee under the Security Documents.

Under the Amended and Restated MOU, the Company acknowledged that it may be in default under certain of the covenants and provisions of the Debenture and the Security Documents (collectively, the “Loan Documents”), pursuant to which the Lender has the right to accelerate its obligations under the Loan Documents. In consideration of the settlement terms in the Amended and Restated MOU, from the date of the Amended and Restated MOU until October 10, 2024, the Lender agreed to forbear in the exercise of any rights or remedies, whether granted in Loan Documents or under law, with respect to the Company or any of its assets (the “Forbearance Period”), other than the exercise of the Permitted Remedies. After October 10, 2024, Centurion will provide the Company 15 business days notice of its intention to foreclose. During the 15-day period, the Company and Centurion will work collaboratively to develop and agree upon a strategy to effectuate a corporate reorganization.

As used in the Amended and Restated MOU, the “Permitted Remedies” shall be limited solely to (i) enforce the terms of the MOU and (ii) to obtain the benefits of the continuing indemnification obligations of the Company to Lenders in the Loan Documents. The Forbearance Period terminated automatically upon the occurrence of any of the following events: (i) the commencement by the Company or any its subsidiaries of a voluntary proceeding seeking relief with respect to itself or its debts under any bankruptcy, insolvency or similar law, or seeking appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its assets; or its consent to any of the foregoing in any involuntary proceeding against it; or makes an assignment for the benefit of, or the offering to or entering into by. The Company or any of its Subsidiaries of any reorganization with its creditors, (ii) commencement of an involuntary proceeding against the Company or any of its subsidiaries of the kind described in clause (i) above.

Centurion also agreed to the cancellation of all of its common stock purchase warrants of the Company.

The above is a summary of the material terms of the MOU is qualified in its entirety by the full terms and conditions of the MOU, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Name
10.1	Amended and Restated Memorandum of Understanding with Centurion dated August 30, 2024
104	Cover Page Interactive Data File (formatted in Inline XBRL and included as Exhibit 101).

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURE HOLDINGS CORP.

Date: September 5, 2024	By:	/s/ John Farlinger
	Name:	John Farlinger
	Title:	Chief Executive Officer